Exhibit 10.1
THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

September 23, 2019
Business Confidential Proprietary Information
Ms. Maria N. Vladimirova
Deputy General Director for Commerce
TENEX, Joint Stock Company
28, bld. 3, Ozerkovskaya nab.
Moscow, 115484, Russia

Re: 1.
Enriched Product Transitional Supply Contract, dated March 23, 2011, between Joint Stock Company “TENEX” (“TENEX”) and United States Enrichment Corporation (“USEC”), TENEX Contract No. 08843672/110033-051, USEC Contract No. EC-SC01-11-UE-03127 (the “Contract”)

2.	Letter Agreement, between TENEX and USEC, dated August 1, 2016, (the “Feed Letter Agreement”)

3.	Letter Agreement, between TENEX and USEC, dated June 12, 2018, amending the Feed Letter Agreement (the “Letter Agreement Amendment-1”)

4.	Letter Agreement, between TENEX and USEC, dated September 28, 2018, amending the Feed Letter Agreement (the “Letter Agreement Amendment-2”)
Dear Ms. Vladimirova:
United States Enrichment Corporation (“USEC”) proposes that, by execution of this letter agreement and notwithstanding anything to the contrary in the Contract (also referred to as the “TSC” in the other agreements referenced above) or in the other agreements referenced above, TENEX, Joint-Stock Company (formerly, known as Joint Stock Company “TENEX”) and USEC hereby agree to implement the Feed Letter Agreement, as amended by the Letter Agreement Amendment-1 and Letter Agreement Amendment-2 (the “Amended Feed Letter Agreement”), in 2019 and beyond, as follows:

1.
For purpose of this letter agreement and the Amended Feed Letter Agreement, the term “Limit” shall mean the maximum (at any moment of time within the applicable period stipulated below) amount of Related Natural Uranium eligible to be outstanding Deferred Amounts under the Amended Feed Letter Agreement in 2019 and 2020. The following statements are provided for clarification:

(a)
The term “Deferred Amount” is defined in the Amended Feed Letter Agreement and means the amount of Related Natural Uranium that USEC may elect not to Deliver on the Feed Delivery Deadline or Feed Deadline Date (as both terms are defined in Section 7.03(a) of the Contract), which is the date when the Related Natural Uranium is due for Delivery under the Contract but instead to elect to Deliver, [****] permitted by the Contract, the Amended Feed Letter Agreement or this letter agreement, on or before the end of the Extension Period (as defined in Paragraph 1 of the Amended Feed Letter Agreement) applicable to such Deferred Amount.

(b)	USEC’s right to defer Delivery of such Related Natural Uranium is subject to [****].

(c)	A Deferred Amount is considered to be “outstanding” for so long as it has not been Delivered to TENEX.

2.
Notwithstanding anything to the contrary in Paragraph 3 of the Amended Feed Letter Agreement, the Limit at any time during the period through December 31, 2019 shall be equal to [****] KgU. Starting January 1, 2020, the Limit in 2020 shall be [****]

3.
For avoidance of doubt, as Deferred Amounts that were deferred in 2019 are Delivered to TENEX in 2020, USEC shall be permitted to defer Deliveries of Related Natural Uranium with respect to Deliveries of Related EUP in 2020, provided that, at no point in time shall the total outstanding Deferred Amounts exceed the Limit that is then applicable under Paragraph 2 of this letter agreement.

4.
Upon the expiration of the Limit in point (iv) of Paragraph 2 above at the end of the fourth quarter of 2020, USEC may not defer Deliveries of Related Natural Uranium with respect to Deliveries of Related EUP to be made under the Contract in 2021. Further, the Deferred Amounts that are outstanding as of December, 31, 2020 with respect to Deliveries of Related EUP made in 2020 shall be Delivered by USEC to TENEX in 2021 not later than the end of the Extension Period applicable to such Deferred Amounts and subject, in all cases, to continued payment of the Deferral Fee until such Deferred Amounts are Delivered to TENEX.

5.	Notwithstanding Paragraph 2 of the Amended Feed Letter Agreement, beginning from the date of this letter agreement through July 1, 2020, USEC shall have the right to Deliver, [****].

6.
In addition to USEC’s right to Deliver [****] under Paragraph 5 of this letter agreement and notwithstanding Paragraph 2 of the Amended Feed Letter Agreement, USEC shall have the right to Deliver [****]

7.	[****]

8.
The Parties further agree that the second, fourth and fifth paragraphs of Letter Agreement Amendment-2 shall continue to apply. Further, the third paragraph of Letter Agreement Amendment-2, which shall continue to apply, shall be modified as follows: (a) the phrase “through December 31, 2019” shall be replaced with “through December 31, 2020”, and (b) the phrase “in 2018 and 2019 Delivery Years” shall be replaced with “in the 2018, 2019, 2020 and 2021 Delivery Years.”

9.
For the avoidance of doubt, each Party shall fully comply with its obligations under this letter agreement and the Amended Feed Letter Agreement. This includes (i) the obligation of USEC to Deliver all Deferred Amounts not later than the end of the Extension Period applicable to such Deferred Amounts and to [****]

and (ii) the obligation of TENEX to accept Book Transfers of Related Natural Uranium and Deferred Amounts in accordance with the Contract, the Amended Feed Letter Agreement and this letter agreement and to [****].

This letter agreement supplements and amends the Amended Feed Letter Agreement and the Contract. Unless it expressly states that it applies notwithstanding a contrary provision of the Contract or the Amended Feed Letter Agreement, this letter agreement shall control to the extent that it is not consistent with an express term of the Contract or the Amended Feed Letter Agreement. All capitalized terms not defined in this letter agreement shall have the meanings ascribed to such terms under the Contract or the Amended Feed Letter Agreement.
Please indicate your agreement to all the above by signing on behalf of TENEX in the space provided below. Upon signature by TENEX, this letter agreement shall be effective as of date this letter is signed by both Parties. The letter agreement may be signed in counterparts and delivered by any of the means permitted by Section 16.01 of the Contract, including by electronic mail in Adobe portable document format (.pdf) to the electronic mail addresses in Section 16.01. A counterpart document (including in .pdf format) signed by a Party shall constitute an original and all such signed counterparts assembled together shall constitute a fully executed agreement.
Sincerely,
/s/ Elmer W. Dyke
Elmer W. Dyke

Signed on behalf of the TENEX, Joint-Stock Company

/s/ Ivan Gavrilev
(signature)

Ivan Gavrilev
(name)

Acting Deputy General Director of Commerce
(title)

September 25, 2019
(date)